UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

Vestand Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41494	87-3941448
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

104 Apple Blossom Cir.

Brea, CA 92821

(Address of principal executive offices and zip code)

(562) 727-7045

(Registrant’s telephone number, including area code)

Yoshiharu Global Co.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	VSTD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K was inadvertently filed late. When the inadvertent lapse in filing was determined, the Company promptly filed this Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2026, Vestand Inc. (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) with Good Mood Studio Inc., a California corporation (the “Lender”) pursuant to which the Lender agreed to lend the Company the principal amount of $200,000 (the “Loan”).

The Loan bears interest at a rate of 16% per annum, calculated on a simple interest basis and on the basis of the actual number of days elapsed over a 365-day year. Interest on the Loan began accruing from the date the Loan was disbursed to the Company. The Loan Agreement provides that any overdue amount shall bear interest at a rate of 18% per annum from the due date until paid in full.

The Company is required to repay the Loan in full, together with all accrued interest, by September 16, 2026. The Loan is secured by 100% of the equity interest held by the Company in Vestand Korea Co., Ltd, including all rights, dividends, distributions, and proceeds related thereto (the “Collateral”). The Loan Agreement precludes the Company from pledging, assigning, transferring, or otherwise encumbering the Collateral without the prior written consent of the Lender. The Lender may also take any action reasonably necessary to protect its rights in the Collateral. Upon the occurrence of an Event of Default (as provided in the Loan Agreement), the Lender has the right, without further notice, to: (i) take ownership of the Collateral, (ii) sell, transfer, or otherwise dispose of the Collateral, (iii) exercise all voting and economic rights associated with the Collateral; and apply the proceeds thereof toward the repayment of the Loan.

The Company agreed to use the Loan solely for general corporate and operating purposes.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Loan Agreement dated March 17, 2026, between Vestand Inc. and Good Mood Studio Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2026

VESTAND INC.

By:	/s/ Jiwon Kim
Name:	Jiwon Kim
Title:	Chief Executive Officer